                      MOMENTUM BUSINESS APPLICATIONS, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 15, 1999



TO THE STOCKHOLDERS OF MOMENTUM BUSINESS APPLICATIONS, INC.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Momentum Business Applications, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on March 15, 1999, at the Courtyard Marriott Hotel, 2600 Bishop Drive, San Ramon, California 94583, for the following purposes:

        1. To elect three (3) Class A directors to serve terms ranging from 1 to 3 years.

        2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on February 11, 1999 are entitled to notice of and to vote at the Special Meeting.

        All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                        By Order of the Board of Directors,





                                        Ronald E.F. Codd, President, Chief
                                        Executive Officer and Secretary
Pleasanton, California
February 16, 1999


--------------------------------------------------------------------------------
  IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------



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                      MOMENTUM BUSINESS APPLICATIONS, INC.

                              PROXY STATEMENT FOR A

                         SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Momentum Business Applications, Inc. ("Company") for use at a Special Meeting of Stockholders to be held on March 15, 1999 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Courtyard Marriott Hotel, 2600 Bishop Drive, San Ramon, California 94583. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, and, at the discretion of the proxy holder, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These proxy solicitation materials, were first mailed on or about February 16, 1999, to all stockholders entitled to vote at the Special Meeting.

RECORD DATE AND VOTING SECURITIES

        Stockholders of record at the close of business on February 11, 1999 ("Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 4,693,826 and 1,000 shares of the Company's Class A and Class B Common Stock, $.001 par value, were issued and outstanding, respectively. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Special Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Momentum Business Applications, Inc. at 4301 Hacienda Drive, P.O. Box 8015, Pleasanton, California 94588, Attention:
President of the Company, or hand-delivered to the President of the Company at or before the taking of the vote at the Special Meeting.

VOTING AND SOLICITATION

        Each stockholder is entitled to one vote for each share of Class A Common Stock owned on all matters presented at the Special Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

        The Company may retain an outside firm to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. The cost of soliciting proxies will be borne by the Company. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held as of the Record Date by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. With respect to the election of directors, the required quorum is a majority of the shares of Class A common Stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum.

            While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including votes "withheld"), the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote ("Votes Cast") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

            Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the projected beneficial ownership of Momentum Class A Common Stock as of February 11, 1999 by (i) the directors and executive officer of Momentum and (ii) any stockholder that will beneficially own more than 5% of the outstanding shares of the Momentum Class A Common Stock.

                        Name                         Number(1)      Percent of Class
Directors and Executive Officer
     Ronald E.F. Codd                                     1,065             *
     Carlton H. Baab                                          0             *
     Robert K. Dahl                                           0             *
     Margaret L. Taylor                                   9,889             *

Other(2)
     Cornell University(3)                              745,295           15.9%
         Office of Trusts and Estates
         102 Prospect Street, Suite 200
         Ithaca, New York, 14850

--------------
 *  Less than 1%
(1) Applicable percentage of ownership is based on 4,693,826 shares of Class A Common Stock outstanding as of February 11, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. There are no shares subject to options outstanding.
(2) Shares beneficially owned are determined solely from information reported on a Schedule 13G as of December 31, 1998 (or September 30, 1998 if a stockholder had 5% or more of PeopleSoft's outstanding common stock and had not filed an updated Schedule 13G by February 11, 1999). In calculating the number of shares of Momentum Class A Common Stock estimated to be owned by the institutions listed above, the calculation has been accomplished by treating each category of ownership, direct, book entry, street name and trust account separately and dividing each by 50, eliminating each set of fractional shares.
(3) Shares beneficially owned are determined solely from information reported on a Schedule 13G filed in February 1999.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS
NOMINEES

        The Company's Board of Directors currently consists of four directors. Three Class A directors will be elected at the Special Meeting for varying terms which expire upon the Annual Meeting of Stockholders to be held in 1999, 2000 and 2001. One Class B director (Ms. Margaret L. Taylor) has been previously elected by the holder of the Class B Common Stock.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three (3) nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Special Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holder intends to vote all proxies received by him in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holder. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Special Meeting will serve their respective term or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

        If a quorum is present, the three nominees receiving the highest number of votes of the shares entitled to be voted will be elected to the Board of Directors as Class A Directors. An abstention will have the same effect as a vote withheld. The names of the nominees and related information as of February 12, 1999 are set forth below.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                                         ANNUAL MEETING      DIRECTOR
NAME OF NOMINEE          AGE       POSITION(S) WITH THE COMPANY        WHEN TERM EXPIRES      SINCE
---------------          ---       ----------------------------        -----------------      -----
NOMINEES FOR CLASS A
DIRECTOR
Ronald E.F. Codd(1)      43        Chairman of the Board of Directors,          2001          1998
                                     President and Chief Executive Officer
Carlton H. Baab(l)(2)    41        Director                                     2000          1999
Robert K. Dahl(2)        58        Director                                     1999          1999

CLASS B DIRECTOR
Margaret L. Taylor(1)    47        Director                                     2001          1999

--------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

NOMINEES FOR CLASS A DIRECTOR

        Ronald E. F. Codd has served as Momentum's President, Chief Executive Officer, Chief Financial Officer, Secretary and director since December 1998. Prior to becoming an officer and director of Momentum, Mr. Codd served in various capacities with PeopleSoft, Inc., a software applications company. Mr. Codd joined PeopleSoft in September 1991 as Vice President of Finance and Chief Financial Officer. In November 1993, he was appointed PeopleSoft's Senior Vice President of Finance and Administration and Chief Financial Officer. He was appointed Secretary of PeopleSoft in March 1992. Prior to joining PeopleSoft, Mr. Codd was Corporate Controller of MIPS Computer Systems, Inc., a microprocessor designer and computer manufacturer, from March 1989 through September 1991. From March 1984 through March 1989, he was Corporate Controller and Chief Accounting Officer for Wyse Technology, Inc., a computer and peripheral manufacturer. Mr. Codd is a Certified Public Accountant, a Certified Managerial Accountant, and holds a Certified Production and Inventory Management credential. He received a B.Sc. in Business Administration from the University of California, Berkeley and an M.M. degree from the J.L. Kellogg Graduate School of Management (Northwestern University).

        Carlton H. Baab became a director of the Company in February 1999 and is an officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab has served as RemarQ's Chief Operating Officer and Chief Financial Officer since January 1999. Mr. Baab served as Chief Financial Officer of the CKS Group, a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS's Chief Operating Officer from August 1995 through May 1996. Prior to joining CKS, Mr. Baab co-founded and served as President and Chief Executive Officer of MobileSoft Corporation, a software application developer for the Apple Newton. Mr. Baab was the Vice President & General Manager of the Contract Division at the Levolor Corporation, a windows treatment company, from August 1989 to August 1993. At Levolor, Mr. Baab was also Vice President of Information Technology and Re-Engineering and a member of the executive turnaround team. Mr. Baab holds a B.S. in Electrical Engineering from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

        Robert K. Dahl became a director of the Company in February 1999. From October 1997 to January 1998, Mr. Dahl served as Executive Vice President, Planning of Ascend Communications, Inc., a network solutions provider. From January 1994 to October 1997, Mr. Dahl served as Vice President of Finance and Chief Financial Officer of Ascend. Prior to joining Ascend in January 1994, Mr. Dahl was a private investor and a principal in Dahl-De Vivo Management Co., a private investment firm. Mr. Dahl also serves on the Board of Directors of Ascend, the Bank of Alameda, Timesink, Inc., Spear Technologies, Inc. and Northpoint Communications, Inc.

CLASS B DIRECTOR WHOSE TERM CONTINUES

        Ms. Margaret L. Taylor has served as a director of Momentum since February 1999 replacing Mr. Aneel Bhusri. Mr. Bhusri served both as a director of Momentum since its formation in November 1998 until February 1999, and as Momentum's President, Chief Financial Officer and Secretary from November 1998 until December 1998. Both Ms. Taylor and Mr. Bushri are officers of PeopleSoft. Ms. Taylor joined PeopleSoft in January 1989 as Vice President of Customer Services, and was appointed Vice President of Customer Services and International in February 1993. In November 1993, she was appointed Senior Vice President of Customer Services, and, effective January 1994, she was appointed Senior Vice President of Application Development and Customer Services. In the third quarter of 1995, Ms. Taylor also assumed responsibility for PeopleTools development. In January 1998, she was appointed Senior Vice President of Corporate Operations. From May 1986 to October 1988, Ms. Taylor was Vice President of Trust and Investment Management at The Hibernia Bank. From August 1978 to August 1985, she held various positions with the Bank of California, N.A., including Vice President and Director of Human Resources. Ms. Taylor holds a B.A. in Psychology and Communications from Lone Mountain College. Ms. Taylor also serves on the Board of Directors of Night Fire Software.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company has not held any formal meetings since Momentum's formation in November 1998. All actions of the Board of Directors of the Company, including the filing of the Form 10 to register the Company's Class A Common Stock, the appointments of directors and officers and the calling of a Special Meeting, have been approved by unanimous written consent of the Board of Directors of Momentum. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

        The Audit Committee, which currently consists of Messrs. Codd, Baab and Ms. Taylor, has not held any meetings since Momentum's inception. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

        The Compensation Committee, which currently consists of Messrs. Baab and Dahl, has not held any meetings since Momentum's inception. The Compensation Committee reviews and approves the Company's executive compensation policy and plan.

BOARD COMPENSATION

        Neither Messrs. Codd nor Ms. Taylor will receive any cash or other compensation for their services as members of the Board of Directors. For their services as members of the Board of Directors, Messrs. Baab and Dahl will receive $20,000 annually in cash compensation and $1,000 cash for each meeting of the Board of Directors which they attend.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Neither Messrs. Baab nor Dahl (the members of the Company's Compensation Committee), is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the compensation committee.

                              CERTAIN TRANSACTIONS

        In November 1998, PeopleSoft formed the Company as a wholly-owned subsidiary and contributed $250 million in cash to the Company. Pursuant to a Distribution Agreement dated December 30, 1998, PeopleSoft transferred approximately 4.6 million shares of Momentum's Class A Common Stock to a custodian for distribution to the stockholders of PeopleSoft. At the same time, the Company and PeopleSoft entered into three agreements, a Development and License Agreement, a Marketing and Distribution Agreement, and a Services Agreement. Pursuant to the Development and License Agreement, the Company has agreed to use the funds contributed by PeopleSoft to pursue research and development projects to be mutually agreed upon by PeopleSoft and the Company. The Company expects that it will engage PeopleSoft to conduct a substantial portion of such research and development. Pursuant to the Marketing and Distribution Agreement, the Company has granted PeopleSoft certain rights to license, on an exclusive basis, products developed by the Company in exchange for royalty payments. Pursuant to the Services Agreement, PeopleSoft will provide the Company with accounting, finance, human resources and legal services for a fee of $100,000 per quarter. In addition, pursuant to the Company's Certificate of Incorporation, PeopleSoft has the right to purchase all of the outstanding shares of the Company's Class A Common Stock at a price determined by a formula set forth in the Company's Certificate of Incorporation. PeopleSoft is the sole owner of all of the outstanding shares of the Company's Class B Common Stock. Ms. Margaret L. Taylor, a director of the Company, is an officer of PeopleSoft.

                                  OTHER MATTERS

        The Company knows of no other matters to be addressed at the Special Meeting. If any other matters are properly addressed at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented in the manner as the Board of Directors may recommend.

                                        THE BOARD OF DIRECTORS



                                        BY: RONALD E.F. CODD, PRESIDENT, CHIEF
                                            EXECUTIVE OFFICER, AND SECRETARY

Dated: February 16, 1999



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





                                                                 SKU# 1842-SP-99



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